Lumen Technologies Announces Intention to Transfer Stock Exchange Listing to Nasdaq

DENVER, Sept. 25, 2026 – Lumen Technologies, Inc. (“Lumen,” “us,” “we,” or “our”) (NYSE: LUMN) today announced that its Board of Directors has approved the voluntary transfer of the listing of Lumen’s common stock, as well as the 6.500% Notes due 2051 (CTGG) and 6.750% Notes due 2052 (CTHH) issued by its wholly owned subsidiary, Qwest Corporation (the “Securities”), from the New York Stock Exchange (“NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). Lumen and Qwest Corporation have filed applications to list the Securities on Nasdaq and plan to file a Form 25 with the Securities and Exchange Commission to effect the delisting of the Securities from the NYSE. Subject to the satisfaction of customary conditions, the Securities are expected to be de-listed from NYSE at the close of markets on Oct. 5, 2026, and to be listed on Nasdaq effective at the opening of trading on Oct. 6, 2026. Lumen expects that the common stock will continue trading under the ticker symbol “LUMN,” and the Qwest Corporation notes will continue trading under the ticker symbols “CTGG” and “CTHH.”

“As we transform into an enterprise networking company for AI, we are making this transition to directly align our listing with Lumen’s strategic priorities. Nasdaq is the right home for this next chapter, reflecting the technology-focused business we are building and the ecosystem of customers, partners, and investors we serve,” said Lumen CEO Kate Johnson.

The listing transfer is not expected to affect the Company’s operations, financial condition, or reporting obligations, and shareholders will not be required to take any action in connection with the transfer.

About Lumen Technologies

Lumen is unleashing the world's AI potential. As the trusted network for AI, we ignite business growth by connecting people, data, and applications — quickly, securely, and effortlessly. Lumen’s physical infrastructure, programmable network, and connected ecosystem give enterprises a simpler way to move data from virtually anywhere to anywhere in real-time to support their AI needs. Together, Lumen’s owned fiber backbone and cloud-native control plane provide a differentiated platform for connecting, securing, and operating modern enterprise environments at global scale. From metro connectivity and long-haul data transport to cloud networking, security services, digital platform capabilities, and connectivity orchestration, Lumen meets customers’ needs today and as they build for tomorrow. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies, Inc. in the United States.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” “may,” and similar expressions are forward-looking statements within the meaning of the federal securities laws and are subject to the safe harbor protections thereunder. These forward-looking statements include, without limitation, statements regarding the anticipated transfer of the listing of Lumen's common stock and Qwest Corporation's publicly traded notes from the NYSE to Nasdaq, the expected timing of such transfer, the continued trading symbols of such securities, and the expected effects of the transfer. These forward-looking statements are not guarantees of future results and are based on current expectations only. They are inherently speculative and are subject to a number of assumptions, risks, and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected, or implied by these forward-looking statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could cause actual results to differ materially include, but are not limited to, the failure to satisfy or maintain Nasdaq listing requirements, delays in, or failure to obtain, required approvals, delays in the effectiveness of filings with the Securities and Exchange Commission, changes in market, regulatory, or other conditions affecting the contemplated transfer of listing, and the other risks and uncertainties described in Lumen's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information regarding our intentions, beliefs, expectations, or plans contained in any forward-looking statement reflects such intentions, beliefs, expectations, or plans only as of the date of the statement and may change without notice.

Media Contact: Anita J. Gomes Anita.Gomes@lumen.com +1 858-229-8538	Investor Contact: Jessica Cox Investor.relations@lumen.com +1 603-404-7003